UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2015, Manning & Napier, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. There were 14,805,130 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of April 21, 2015, the record date for the Annual Meeting. At the Annual Meeting, 12,376,948 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 14,953.1813 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors until the 2016 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 1,741,545 broker non-votes, were as follows:

Nominee	Votes For	Votes Withheld
William Manning	24,946,519	642,065
Patrick Cunningham	25,138,854	449,730
Richard Goldberg	24,951,321	637,263
Barbara Goodstein	21,884,797	3,703,787
Richard M. Hurwitz	21,878,698	3,709,886
Edward J. Pettinella	21,927,731	3,660,853
Robert M. Zak	21,927,731	3,660,853

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2015 was approved, with the Company receiving 27,288,500 votes for approval and 32,077 votes against approval, with 9,552 votes abstaining.

•	The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 19,146,160 votes for approval and 5,726,444 votes against approval, with 715,980 votes abstaining and 1,741,545 broker non-votes.

•	The non-binding advisory vote regarding the frequency of the advisory vote approving compensation of the Company’s named executive officers received 24,683,451 votes for approval every one year, 4,662 votes for approval every two years and 882,109 votes for approval every three years, with 18,362 votes abstaining and 1,741,545 broker non-votes. Accordingly, the Company’s stockholders approved the annual, or every one year, option.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 18, 2015	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer